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                             SUBSCRIPTION AGREEMENT

         This Subscription Agreement is made this 26th day of October 2001, by and between USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA" or "Company"), and RATNER & PRESTIA, P.C., a Pennsylvania professional corporation ("Ratner").

                                   Background
                                   ----------

         As of the date hereof, USA owes Ratner unpaid professional fees of approximately $215,000. As more fully set forth herein, Ratner has agreed to subscribe for 200,000 shares of Common Stock of USA (the "Shares") and to apply the sales proceeds thereof towards the professional fees due or to become due in the future.


                                    Agreement
                                    ---------

         NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1. Subscription. Ratner hereby subscribes for the Shares. Ratner and USA agree that the proceeds from the sale of the Shares (net of applicable brokerage commissions and all other costs of Ratner relating to this Agreement and the sale of the Shares) shall be applied towards the unpaid balance of the professional fees due and to become due in the future to Ratner by USA. USA shall deliver to Ratner a certificate representing the Shares registered in the name of Ratner within 15 days of the date hereof. Ratner agrees that all sales of the Shares shall satisfy the manner of sale requirements set forth in subsections (f) and (g) of Rule 144 promulgated under the Securities Act of 1933, as amended ("Act"). The foregoing sentence shall not apply (i) unless at the applicable time of sale there is an effective registration statement in effect covering the Shares, or (ii) to block sales by Ratner consisting of at least 50,000 of the Shares. Ratner shall notify the Company of all such sales within 48 hours thereof and comply with the prospectus delivery requirements of the Act.

         On the date hereof, USA shall at its cost and expense file and use its best efforts to have declared effective, an appropriate Registration Statement with the Securities and Exchange Commission registering all of the Shares for resale by Ratner under the Act. USA shall use its best efforts to keep the Registration Statement effective and current for a 12 month period.

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         2. Verification of Suitability and Status as "Accredited Investor".
Ratner hereby represents to USA that it qualifies as an "accredited investor" as such term is defined in Rule 501 promulgated under the Act because it is a corporation not formed for the purpose of investing in the Company with total assets in excess of $5,000,000.

         3. Representations by Ratner. Ratner represents and warrants to the Company as follows:

                  (a) Ratner has received, read and understands the provisions of the following: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001; (ii) the Company's draft Registration Statement on Form SB-2 covering the Shares to be filed today with the Securities and Exchange Commission; and (iii) the Risk Factors section incorporated by reference herein in Section 3(f) hereof. Ratner understands that all of the foregoing together with this Subscription Agreement shall be referred to herein as "Offering Materials". Ratner agrees to keep the information set forth in the draft Registration Statement in confidence until the Registration Statement has been filed with the Securities and Exchange Commission for at least 24 hours.

                  (b) Ratner has relied only upon the information presented and contained in the Offering Materials. Ratner has had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Shares offered by the Offering Materials and has received answers which it considers to be reasonably responsive to such questions. Ratner has had the opportunity to verify the accuracy of the information contained in the Offering Materials.

                  (c) Ratner understands that it is subscribing for the Shares without being furnished any literature or prospectus in connection with the offering of the Shares other than the Offering Materials, and that the offering of the Shares presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of its incorporation.

                  (d) Ratner understands (i) that the Shares have not been registered under the Act or registered or qualified under the securities laws of the state of incorporation of Ratner (i.e., Pennsylvania); (ii) that except as otherwise provided herein, Ratner has no right to require such registration or qualification; and (iii) that therefore Ratner must bear the economic risk of the investment for an indefinite period of time because the Shares may not be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

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         Although the Company has agreed to use its best efforts to register for resale the Shares with the Securities and Exchange Commission, and to use its best efforts to keep such registration statement current and effective, there can be no assurance that such efforts will be successful. In any such event, the Shares would not be registered for resale under the Act, and could only be sold by the holder in reliance upon exemptions from registration under the Act.

                  (e) Subject to being resold pursuant to an effective registration statement, the Shares are being purchased for Ratner's own account for investment purposes only and not for the interest of any other person and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock is currently traded on the OTC Bulletin Board under the symbol USTT, Ratner also understands that there may not be any established public trading market for the sale of the Shares.

                  (f) Ratner recognizes that the purchase of the Shares involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and "Forward Looking Statements" in the draft of the Form SB-2 Registration Statement of the Company to be filed with the Securities and Exchange Commission on the date hereof, all of which are incorporated herein by reference.

                  (g) Subject to the registration rights set fort above, Ratner understands that its right to transfer the Shares will be restricted as set forth on the stock certificates. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws (including investor suitability standards).

                  (h) All information which Ratner has provided t the Company including, but not limited to, its Social Security or tax identification number, its financial position, and status as an accredited investor, and its knowledge of financial and business matters is true, correct and complete as of the date of execution of this Subscription Agreement. Ratner understands that USA will rely in a material degree upon the representations contained herein.

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                  (i) Ratner maintains a business at the address shown on the signature page of this Subscription Agreement, at which address Ratner has subscribed for the Shares.

                  (j) Ratner understands that legends may be placed on any stock certificate representing the Shares substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

                  (k) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by Ratner.

         4. Survival of Representations, Warranties, Covenants, Agreements and Remedies. Except as specifically provided otherwise herein, all representations, warranties, covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

         5. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

         6. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

         7. Pennsylvania Law Controls. This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.




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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Subscription Agreement the date first above written.


                                    RATNER & PRESTIA, P.C.


                                    By: /s/ Paul Prestia
                                        ---------------------------------------
                                        Paul Prestia, President

                                    Address:

                                    One Westlakes
                                    Berwyn, Suite 301
                                    P.O. Box 980
                                    Valley Forge, PA 19482-0980


                                    USA TECHNOLOGIES, INC.

                                    By: /s/ George R. Jensen, Jr.
                                        ---------------------------------------
                                        George R. Jensen, Jr.,
                                        Chief Executive Officer

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